EXHIBIT (11)-STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE
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
                                                                              THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                                  DECEMBER 31           DECEMBER 31
                                                                                1996       1995       1996       1995
                                                                               -------    -------    -------    -------
                                                                                 (IN THOUSANDS,        (IN THOUSANDS,
                                                                                  EXCEPT PER SHARE)     EXCEPT PER SHARE)
PRIMARY:

Average shares outstanding                                                       7,356      2,961      7,307      2,667

Average treasure shares outstanding                                                (80)        -         (39)        -

Net effect of dilutive stock options-based on
  the treasure stock method using average
  market price                                                                                519                   519

Assumed conversion of Series A and B
   preferred stock                                                                          2,979                 2,979
                                                                               -------    -------    -------    -------

Totals                                                                           7,276      6,459      7,268      6,165
                                                                               =======    =======    =======    =======

Net income (loss)                                                             $ (2,092)  $    178   $ (2,454)  $    463
                                                                               =======    =======    =======    =======

Per share amount                                                              $  (0.29)  $   0.03   $  (0.34)  $   0.08
                                                                               =======    =======    =======    =======


FULLY DILUTED:

Average shares outstanding                                                       7,356      2,961      7,307      2,667

Average treasure shares outstanding                                                (80)        -         (39)        -

Net effect of dilutive stock options-based on
  the treasure stock method using average
  market price                                                                                519                   519

Assumed conversion of Series A and B
   preferred stock                                                                          2,979                 2,979
                                                                               -------    -------    -------    -------

Totals                                                                           7,276      6,459      7,268      6,165
                                                                               =======    =======    =======    =======

Net income (loss)                                                             $ (2,092)  $    178   $ (2,454)  $    463
                                                                               =======    =======    =======    =======

Per share amount                                                              $  (0.29)  $   0.03   $  (0.34)  $   0.08
                                                                               =======    =======    =======    =======

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